Page 23 of 68 Pages

                                    EXHIBIT E


                          SECURITIES PURCHASE AGREEMENT


          AGREEMENT dated as of June 19, 1997 among Quantum Industrial Partners LDC, a Cayman Islands exempted limited liability duration company (the "Buyer"), T/F Purifiner, Inc., a Delaware corporation (the "Company"), the members of the Taylor family listed on the signature pages hereto (collectively, "Taylor"), and the members of the Ford family listed on the signature pages hereto (collectively, "Ford").


                               W I T N E S S E T H

          WHEREAS, Buyer desires to purchase the Note, the Warrant, the Taylor Shares and the Ford Shares (each as hereinafter defined) on the terms and subject to the conditions set forth herein;

          WHEREAS, the Company desires to sell the Note and the Warrant to the Buyer on the terms and subject to the conditions herein set forth; and

          WHEREAS, Taylor desires to sell the Taylor Shares to the Buyer on the terms and subject to the conditions herein set forth; and

          WHEREAS, Ford desires to sell the Ford Shares to the Buyer on the terms and subject to the conditions herein set forth.

          NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          1.1 Definitions. The following terms, as used herein, have the following meanings:

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

          "Common Stock" means the Common Stock, par value $.001 per share, of the Company.

          "Encumbrances" means all voting trusts, arrangements, stockholder agreements, proxies, liens, encumbrances, transfer restrictions, preemptive rights, security, interests or community property rights.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Ford Shares" shall have the meaning set forth in Section 2.1(c) hereof.

          "Material  Adverse  Effect"  means a  material  adverse  effect on the

                                                             Page 24 of 68 Pages


assets, properties, business, prospects, operations or condition, financial or otherwise, on the Company.

          "Note" shall have the meaning set forth in Section 2.1(a)(i) hereof.

          "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Registration Agreement" means the Registration Rights Agreement dated as of the date hereof between the Company and the Buyer, substantially in the form attached hereto as Exhibit A.

          "SEC" means the Securities and Exchange Commission.

          "SEC Documents" means all documents required to have been filed by the Company with the SEC under Sections 13, 14(a) and 15(d) of the Exchange Act since its registration of its Common Stock under Section 12(g) of the Exchange Act.

          "Securities" means the Note, the Warrant, the Taylor Shares and the Ford Shares, collectively.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Taylor Shares" shall have the meaning set forth in Section 2.1(b) hereof.

          "Warrant" shall have the meaning set forth in Section 2.1(a)(ii) hereof.

                                                             Page 25 of 68 Pages


                                   ARTICLE II

                                PURCHASE AND SALE

          2.1 Purchase and Sale of Securities.

          (a) The Company hereby agrees to sell to the Buyer and, subject to the terms and conditions herein set forth, the Buyer agrees to purchase from the Company, the following:

               (i) the Company's promissory note (the "Note") in the aggregate principal amount of $2,000,000, dated the date hereof and attached hereto as Exhibit B; and
---------

               (ii) the Company's common stock purchase warrant (the "Warrant") for the purchase of 500,000 shares of Common Stock at an exercise price of $2.75 per share, dated the date hereof and attached hereto as Exhibit C.
                                                        ---------

          (b)       Each Person on Schedule I hereto agrees severally to sell to
                                   ----------
the Buyer and, subject to the terms and conditions hereinafter set forth, the Buyer agrees to purchase from each person on Schedule I hereto that number of shares of Common Stock set forth opposite such person's name, the total amount of such shares aggregating 285,000 shares of Common Stock (collectively, the "Taylor Shares"), in each case at $2.75 per share for an aggregate purchase price of $783,750.

          (c)       Each Person on Schedule II hereto  agrees  severally to sell
                                   -----------
to the Buyer and, subject to the terms and conditions hereinafter set forth, the Buyer agrees to purchase from each person on Schedule II hereto that number of shares of Common Stock set for opposite such persons name, the total amount of such shares aggregating 785,000 shares of Common Stock (collectively, the "Ford Shares"), in each case at $2.75 per share for an aggregate purchase price of $2,158,750.

          2.2 Closing. The closing (the "Closing") of the several purchases and sales of the Securities shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.LP., 590 Madison Avenue, New York, New York 10022 on the date hereof. All transactions at the Closing shall be deemed to take place simultaneously. At the Closing:

         (a) The Buyer shall deliver to the Company $2,000,000 in cash or other immediately available funds to an account designated by the Company.

         (b) The Buyer shall deliver to Atlas, Pearlman, Trop & Borkson, P.A., as escrow agent for Taylor (the "Escrow Agent"), $783,750 in cash or other immediately available funds to an account designated by the Escrow Agent, which the parties hereto agree is in full satisfaction of the purchase price for the Taylor Shares.

         (c) The Buyer shall deliver (i) to Richard J. Ford, as representative of Ford, $2,158,750 less $209,078.01 (such amount paid to the Company as specified in Section 2.2(c)(ii)) in cash or other immediately available funds to an account designated by Richard J. Ford, and (ii) to the Company $209,078.01 in partial satisfaction of loans made to Richard C. Ford by the Company, which the parties hereto agree is in full satisfaction of the purchase price for the Ford Shares.

                                                             Page 26 of 68 Pages


          (d) The Escrow Agent, on behalf of the Taylors, shall deliver to the Buyer the certificates representing the Taylor Shares duly endorsed or with duly executed stock powers attached and in proper form for transfer to the Buyer.

          (e) Ford shall deliver to the Buyer the certificates representing the Ford Shares duly endorsed or with duly executed stock powers attached and in proper form for transfer to the Buyer.

          (f) Upon receipt by the Buyer of the certificates representing the Taylor Shares and the Ford Shares, the Buyer shall surrender such certificates to the Company in exchange for a certificate representing the aggregate number of shares of the Taylor Shares and the Ford Shares duly registered in the name of the Buyer.

          (g) The Company shall deliver to the Buyer, the Note, the Warrant, the Taylor Shares and the Ford Shares, in each case duly registered in the name of the Buyer.

          (h) The Company shall deliver to an account designated by Akin, Gump, Strauss, Hauer & Feld, L.L.P., the amounts owed it pursuant to Section 7.2.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to the Buyer that:

          3.1 Corporate Existence and Power; Capitalization. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now being conducted. The Company has no Subsidiaries. The Company is authorized or duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary. The capitalization of the Company as of the date hereof is set forth on Schedule 3.1 hereto. The SEC Documents describe accurately all outstanding stock options, warrants and other rights to purchase any equity securities of the Company. Except as set forth on Schedule 3.1, there are no outstanding options, warrants, rights to subscribe to, or securities or rights convertible or exercisable into or exchangeable for any shares of capital stock of the Company or arrangements by which the Company is or may become bound to issue additional shares of its capital stock other than pursuant to this Agreement and the Warrant.

         3.2 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement, Registration Agreement, the Note and the Warrant and the consummation by the Company of the transactions contemplated hereby and thereby, are within the Company's corporate power and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement, the Registration Agreement, the Note and the Warrant have each been duly and validly executed by the Company and constitute the valid and binding agreements of the Company, each enforceable against the Company in accordance with its terms.

                                                             Page 27 of 68 Pages


          3.3 Governmental and Court Authorization. The execution, delivery and performance by the Company of this Agreement, the Registration Agreement, the Note and the Warrant require no consent, approval or authorization of, or filing, registration or qualification with, any governmental body, agency, official, court or other authority that has not been obtained or made.

         3.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement, the Registration Agreement, the Note and the Warrant do not and will not (A) contravene or conflict with the Company's certificate of incorporation or by-laws, or (B) (i) contravene or conflict with or constitute a violation of any provision of any federal or state law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, (ii) except as set forth on Schedule 3.4, require any consent, approval or other action by any Person or constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any agreement, contract, indenture, lease or other instrument binding upon the Company or any license, franchise, permit or other similar authorization held by the Company or (iii) result in the creation or imposition of any Encumbrances on the Securities.

          3.5 SEC Documents; Disclosure Documents. Each report or proxy statement delivered to the Buyer is a true and complete copy of such document as filed by the Company with the SEC. The Company has delivered to the Buyer all SEC Documents filed with the SEC since January 1, 1994. The Company has filed in a timely manner all documents that the Company was required to file with the SEC under Sections 13, 14(a) and 15(d) of the Exchange Act since its registration of its Common Stock under Section 12(g) of the Exchange Act. As of their respective filing dates, all SEC Documents filed by the Company with the SEC complied in all material respects with the Exchange Act or the Securities Act, as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial
Statements") complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

          3.6 Due Authorization and Validity of the Securities. All of the Securities have been duly authorized and, when delivered against payment therefor as contemplated hereby, will be validly issued, fully paid and non-assessable and, will not be subject to any preemptive or similar rights.

          3.7 Absence of Certain Changes. Since March 31, 1997, there has been no Material Adverse Effect.

          3.8 Litigation. Except as set forth in the SEC Documents, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of their

                                                             Page 28 of 68 Pages


respective properties before any court or arbitrator or any governmental body, agency, official or authority which (i) could reasonably be expected to have a Material Adverse Effect or (ii) in any manner would enjoin, alter, call into question, affect or delay the transactions contemplated by this Agreement.

          3.9 FIRPTA. The Company is not a "United States real property holding corporation" within the meaning of Section 896(c)(2) of the Internal Revenue Code of 1986, as amended.

          3.10 No Undisclosed Liabilities. Except as set forth on Schedule 3.14, the Company has no liabilities or obligations not disclosed in the SEC Documents and those incurred in the ordinary course of the Company's business since March 31, 1997.

          3.11 No Brokers. The Company has taken no action which would give rise to any claim by any Person for brokerage commissions, finders' fees or similar payments by the Buyer relating to this Agreement or the transactions contemplated thereby.

          3.12 Disclosure. No representation, warranty or statement made by the Company in this Agreement, the Registration Agreement or any agreement, certificate, statement or document furnished by or on behalf of the Company in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, misleading.

          3.13 Transactions with Affiliates. Except as set forth in the SEC Documents, there are no business relationships or related party transactions that would be required to be disclosed therein by Item 404 of Regulation S-K of the SEC that are not so disclosed.

          3.14 Intellectual Property. Except as disclosed in the SEC Documents or Schedule 3.14 hereto:

               (a) the Company owns, possesses, controls or is licensed under, such patents (or applications therefor), trademarks and service marks (and registrations thereof), copyrights (and registrations thereof), utility models, inventions, know-how, trade secrets, and other intellectual property (all of aforesaid referred to as "Necessary Intellectual Property Rights") as are necessary for the operation of the business now conducted or operated by the Company, including but not limited to the property listed on Schedule 3.14;

               (b) to the knowledge of Company all Necessary Intellectual Property Rights are valid and subsisting and the Company is unaware of any fact which, individually or in the aggregate, would materially detrimentally affect the validity, ownership or enforceability of the Necessary Intellectual Property Rights;

               (c) the Company is not aware of, or has not received notice of, any asserted right with respect to any of the Necessary Intellectual Property Rights which, if determined unfavorably with respect to the interests of the Company would have a Material Adverse Effect;

               (d) the Company is unaware of any patent, trademark, copyright or other intellectual property license to which the Company is a party as licensor or licensee, which has been revoked, terminated or canceled, or which is likely

                                                             Page 29 of 68 Pages

or subject to being revoked, terminated or canceled, where the revocation, cancellation or termination would have a Material Adverse Effect; and

               (e) the Company has not been notified or advised, has not been the recipient of a claim, or is otherwise not aware, that any activity of the Company infringes or violates the patent, trademark, copyright or other intellectual property right of any third party.

                                   ARTICLE IV


                REPRESENTATIONS AND WARRANTIES OF TAYLOR AND FORD

          (A) Taylor and Ford hereby represent and warrant, severally and not jointly, to the Buyer that:

          4.1 Authorization. This Agreement has been duly and validly authorized by it and constitutes its valid and binding agreement and is enforceable against it in accordance with its terms.

          4.2 Governmental and Court Authorization. The execution, delivery and performance by it of this Agreement requires no consent, approval or authorization of, or filing, registration or qualification with, any governmental body, agency, official, court or other authority that has not been obtained or made.

          4.3 Non-Contravention. The execution, delivery and performance by it of this Agreement do not and will not (i) contravene or conflict with or constitute a violation of any provision of any federal or state law, regulation, judgment, injunction, order or decree binding upon or applicable to it, (ii) require any consent, approval or other action by any Person, or (iii) result in the creation or imposition of any Encumbrances on the Taylor Shares or the Ford Shares.

          4.4 Title to Shares. It is the owner of, and each has valid and marketable title to, the Common Stock proposed to be sold by it, free and clear of all Encumbrances. There is no litigation pending or threatened which questions the validity of the ownership of the shares of Common Stock to be sold to it pursuant to the terms of this Agreement. Upon delivery of the such shares to be sold by it, and payment of the purchase price for such shares, the Buyer shall receive good and marketable title to such shares free and clear of any Encumbrances.

          4.5 No Brokers. It has not taken any action which would give rise to any claim by any Person for brokerage commissions, finders' fees or similar payments by the Buyer to this Agreement or to the transactions contemplated thereby.

          (B) Ford represents and warrants to the Buyer that it has (A) no reason to believe that the representations and warranties of the Company contained herein or any information in the SEC Documents are not true and correct and (B) no knowledge of any material fact, condition or information not disclosed in the SEC Documents which could have a Material Adverse Effect and
(ii) the sale of the Securities by it pursuant to this Agreement is not prompted by any information concerning the Company which is not set forth in the SEC Documents.

                                                             Page 30 of 68 Pages

                                    ARTICLE V


                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

          The Buyer hereby represents and warrants, to the Company, Taylor and Ford as of the date hereof that:

          5.1 Organization; Existence. The Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and the Buyer has all necessary corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now being conducted.

          5.2 Corporate Authorization. The execution, delivery and performance by the Buyer of this Agreement and the Registration Agreement and the consummation by the Buyer of the transactions contemplated hereby and thereby are within the Buyer's corporate powers and have been duly authorized by all necessary corporate or other action on the part of the Buyer.

          5.3 Governmental and Court Authorization. The execution, delivery and performance by the Buyer of this Agreement and the Registration Agreement require no consent, approval or authorization of, or filing, registration or qualification with, any governmental body, agency, official, court or authority that has not been obtained or made.

          5.4 Non-Contravention. The execution, delivery and performance by the Buyer of this Agreement and the Registration Agreement do not and will not (A) contravene or conflict with the certificate of incorporation or bylaws of it or
(B) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to it.

          5.5 Purchase for Investment; Legends.

          (a) The Securities are being acquired for its own account, and not with a view to the public distribution of such Company Securities in violation of the Securities Act. Notwithstanding the foregoing, the Buyer shall have the right at all times to sell or otherwise dispose of all or any part of the Securities pursuant to a registration, or exemption therefrom, under the Securities Act. It is an "accredited investor" as defined in Rule 501 under the Securities Act.

          (b) Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or substitution thereof) shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

                                                             Page 31 of 68 Pages

          5.6 Reliance on Taylor.  Except for the  representations  set forth in
Article IV hereof, the Company is not relying on any other information supplied by Taylor, or anyone in their capacity as Taylor's agent, in connection with its investment in the Securities pursuant to this Agreement.



                                   ARTICLE VI

                                    COVENANTS

          6.1 Registration. If and to the extent required by the Registration Agreement, the Company agrees that it will register any or all of the Securities (and any or all securities issued in exchange thereof or substitution thereof) for sale under federal and state securities laws in accordance with the Registration Agreement.

          6.2 Board Representation. The Company, Ford and the Buyer shall take all action within their respective powers, including without limitation, the voting of all their respective shares of Common Stock, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board of Directors, the waiving of notice and the attending of meetings, so as to cause the Board of Directors of the Company to have as directors commencing on the date hereof (a) Keith Hart so long as he becomes and remains Chief Executive Officer of the Company; (b) Garo Amen or one of his designees; (c) one representative designated by Ford; (d) one representative designated by the Buyer so long as the Buyer owns shares of Common Stock and/or securities convertible or exercisable into or exchangeable for shares of Common Stock in an amount equal to 40% of the aggregate number of shares of Common Stock and securities convertible and exercisable into and exchangeable for shares of Common Stock purchased by the Buyer pursuant to this Agreement and the Warrant, and (e) upon the completion by the Company of a future equity or debt financing between the Company and a third-party investor, a representative designated by such third party investor of the Company. The Company shall reimburse each director of the Company for reasonable expenses incurred in attending each meeting of the Board of Directors or any committee thereof.

          6.3 Proceeds of Financing. The proceeds of the sale of the Notes shall be used by the Company solely for (i) general operating expenses of the Company and (ii) to hire additional marketing employees for the Company. The portion of the proceeds of the sale of the Ford Shares which would have otherwise been received by Richard C. Ford, as such portion is set forth opposite Mr. Ford's name on Schedule II hereto, shall be delivered directly to the Company in partial satisfaction of loans made to Mr. Ford by the Company. Except for the Agreement in Partial Settlement of T/F Purifiner, Inc. Issues (the "Settlement Agreement"), the Company will not use any of the proceeds from the sale of the Note for the repayment of any loans made to any shareholder of the Company or dividends or other Restricted Payments (as defined in Section 6.5 below).

          6.4 Transactions with Affiliates. So long as the Note is outstanding, without the Buyer's written consent, the Company shall not conduct any business or enter into any transaction or series of similar transactions with any Affiliate of the Company or any legal or beneficial owner of 5% or more of any class of capital stock of the Company with an affiliate of such owner unless the

                                                             Page 32 of 68 Pages


terms of such business, transaction or series of transactions are set forth in writing and as favorable to the Company as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's length dealings with an unrelated third person. Notwithstanding the foregoing, so long as the Note is outstanding the Company shall not make, or cause any other party to make, any loans to any shareholders of the Company.

          6.5 Restricted Payments. So long as the Note is outstanding, the Company will not, without the prior written consent of the Buyer, (i) declare or pay any dividend or make any other payment or distribution on account of any capital stock of the Company, (ii) purchase redeem or otherwise acquire or retire for value any capital stock of the Company or (iii) except for the Settlement Agreement, purchase, redeem, defease or otherwise acquire or retire for value any indebtedness that is subordinate or pari passu to the Note (each a "Restricted Payment").



                                   ARTICLE VII

                               CLOSING DELIVERIES

          Simultaneously with the execution and delivery of this Agreement, the following deliveries shall be made:

          7.1 Registration Rights Agreement. The Buyer and the Company shall enter into the Registration Agreement.


          7.2 Reimbursement. The Company shall have reimbursed the Buyer for its out-of-pocket costs and expenses incurred in connection with the closing of the transactions contemplated by this Agreement and the Registration Rights Agreement, including without limitation, all out-of-pocket costs and expenses incurred by the Buyer in connection with the Buyer's legal assessment of patents and any litigation relating to the Company's patents; provided, however, that such in no event shall reimbursement for out-of-pocket costs and expenses relating to patent issues exceed $10,000.


          7.3 Officer's Certificate. The Company shall deliver a certificate from its Secretary attesting to the authenticity of the following documents: (i) the certificate of incorporation of the Company; (ii) the by-laws of the Company; (iii) the resolutions of the Company authorizing the sale of the Note and Warrant; and (iv) the form of certificate for Common Stock (representing shares of Common Stock equal to the sum of the Taylor Shares and the Ford Shares).

          7.4 Opinion. The Company shall cause Atlas, Pearlman, Trop & Borkson, P.A., to deliver to the Buyer an opinion in the form attached hereto as Exhibit
                                                                         -------
D.
-

          7.5 Amendment to Escrow Agreement. Taylor, the Company, Richard C. Ford and the Escrow Agent shall enter into and deliver to the Buyer an amendment to that Escrow Agreement dated March 7, 1997 among said parties in the form attached hereto as Exhibit E.
                   ---------

                                                             Page 33 of 68 Pages

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

          8.1  Survival.   The  covenants,   agreements,   representations   and
warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing.

          8.2 Indemnification. (a) The Company shall indemnify and hold harmless the Buyer (and its directors, officers, employees, Affiliates and permitted assigns) from and against all losses, liabilities, charges, damages, deficiencies, costs and expenses (including interest, penalties and attorney's fees and disbursements) (collectively, "Loss"), sustained or incurred by the Buyer based upon or arising out of (i) any inaccuracy or defect or breach of any representation or warranty by the Company in this Agreement or (ii) any failure by the Company to perform or observe any term or covenant of this Agreement or the Registration Agreement required to be performed by it, and will reimburse the Buyer for any reasonable legal or other expenses incurred by it in connection with the investigating or defending of any Loss.

                                                             Page 34 of 68 Pages


          (b) Taylor shall indemnify and hold harmless the Buyer (and its directors, officers, employees, Affiliates and permitted assigns) from and against all Loss sustained or incurred by the Buyer based upon or arising out of
(i) any inaccuracy or defect or breach of any representation or warranty by Taylor in this Agreement, or (ii) any failure by Taylor to perform or observe any term or covenant of this Agreement required to be performed by it, and will reimburse the Buyer for any reasonable legal or other expenses incurred by it in connection with the investigating or defending of any Loss.

          (c) Ford shall indemnify and hold harmless the Buyer (and its directors, officers, employees, Affiliates and permitted assigns) from and against all Loss sustained or incurred by the Buyer based upon or arising out of
(i) any inaccuracy or defect or breach of any representation or warranty by Ford in this Agreement, or (ii) any failure by Ford to perform or observe any term or covenant of this Agreement required to be performed by it, and will reimburse the Buyer for any legal or other expenses incurred by it in connection with the investigating or defending of any Loss. In addition, Ford shall indemnify and hold harmless the Buyer from and against 50% of all Loss sustained or incurred by it based upon or arising out of any inaccuracy or defect or breach of any representation or warranty by the Company in this Agreement and will reimburse the Buyer in such 50% pro rata portion for any reasonable legal or other expenses incurred by it in connection with the investigating or defending of any Loss.

                                   ARTICLE IX

                                  MISCELLANEOUS

          9.1 Notices. All notices, requests and other communications to any part hereunder shall be in writing (including telecopy or similar writing) and shall be effective upon receipt and shall be given, if to the Buyer, to:

                               Quantum Industrial Partners LDC
                               c/o Curacao Corporation Company, N.V.
                               Kaya Flamboyan
                               Willemstad, Curacao
                               Netherlands, Antilles
                               Fax: 599-9-322-001

                               with a copy to:

                               Soros Fund Management
                               888 Seventh Avenue
                               New York, New York  10106
                               Attention: Robert Soros
                               Fax: (212) 664-0544

                               and

                               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               590 Madison Avenue
                               New York, New York  10022
                               Attention: Edward D. Sopher
                               Fax: (212) 872-1002

                                                             Page 35 of 68 Pages


                               If the Company to:

                               T/F Purifiner, Inc.
                               3036 High Ridge Road
                               Suite 100
                               Boyton Beach, Florida  33426
                               Attention:  Keith T.J. Hart
                               Fax:  (561) 547-4025

                               with a copy to:

                               Atlas, Pearlman, Trop & Borkson, P.A.
                               New River Center - Suite 1900
                               200 East Los Olas Boulevard
                               Fort Lauderdale, Florida  33301
                               Attention:  Jim Schneider
                               Fax:  (954) 523-1952

                               If to Taylor to:

                               James W. Taylor
                               c/o Taylor Made Group
                               66 Kingsboro Avenue
                               P.O. Box 1190
                               Gloversville, New York  12078
                               Fax:  (518) 725-4335

                               with a copy to:

                               Bond, Schoeneck & King, LLP
                               One Lincoln Center
                               Syracuse, New York  13202
                               Attention:  James N. Seeley
                               Fax:  (315) 422-3598

                                                             Page 36 of 68 Pages

                               If to Ford to:



                               Richard C. Ford
                               4720 S. Ocean Blvd.
                               Highland Beach, Florida  33487

                               with a copy to:

                               Atlas, Pearlman, Trop & Borkson, P.A.
                               New River Center - Suite 1900
                               200 East Los Olas Boulevard
                               Fort Lauderdale, Florida  33301
                               Attention:  Jim Schneider
                               Fax:  (954) 523-1952


or to such other address or Person as any of the parties may designate by written notice hereunder.

          9.2 Amendments: No Waivers.

          (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Buyers and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law;

          9.3 Expenses. Subject to the proviso contained in Section 7.3, all reasonable costs and expenses incurred by the Buyer in connection with this Agreement and the Registration Agreement shall be paid by the Company. Each of the Company, Taylor and Ford shall pay its own expenses incurred in connection with this Agreement.

          9.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

          9.5 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          9.6 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

          9.7 Entire  Agreement.  This Agreement and the Registration  Agreement

                                                             Page 37 of 68 Pages


constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement.

          9.8 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought against any of the parties in the courts of the State of New York in New York City, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York.

          9.9 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                                                             Page 38 of 68 Pages


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

                                        QUANTUM INDUSTRIAL PARTNERS LDC

                                        By:  /s/ Sean C. Warren
                                             ----------------------------------
                                             Name:     Sean C. Warren
                                             Title:    Attorney-in-fact


                                        T/F PURIFINER, INC.

                                        By:  /s/ Keith T.J. Hart
                                             ----------------------------------
                                             Name:     Keith T.J. Hart
                                             Title:    President


                                        RICHARD C. FORD

                                        By:  /s/ Richard J. Ford
                                             ----------------------------------
                                             Richard J. Ford
                                             Attorney-in-Fact


                                        JENNIFER ROE FORD

                                        By:  /s/ Richard J. Ford
                                             ----------------------------------
                                             Richard J. Ford
                                             Attorney-in-Fact


                                        /s/ Richard J. Ford
                                        ---------------------------------------
                                        Richard J. Ford


                                        TRACI FORD

                                        By:  /s/ Richard J. Ford
                                             ----------------------------------
                                             Richard J. Ford
                                             Attorney-in-Fact

                                                             Page 39 of 68 Pages


                                        JAMES W. TAYLOR

                                        /s/ John E. Taylor
                                        ---------------------------------------
                                        John E. Taylor
                                        Attorney-in-Fact


                                        /s/ John E. Taylor
                                        ---------------------------------------
                                        John E. Taylor


                                        MARGARET A. TAYLOR

                                        /s/ John E. Taylor
                                        ---------------------------------------
                                        John E. Taylor
                                        Attorney-in-Fact


                                        BARBARA A.B. TAYLOR

                                        /s/ John E. Taylor
                                        ---------------------------------------
                                        John E. Taylor
                                        Attorney-in-Fact